UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2021 (July 8, 2021)

CĪON Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-54755 (Commission File Number)	45-3058280 (IRS Employer Identification No.)

3 Park Avenue, 36th Floor

New York, New York 10016

(Address of Principal Executive Offices)

(212) 418-4700

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CĪON Investment Corporation (“CIC”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on July 8, 2021.  As of May 10, 2021, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 113,514,454 shares of common stock were eligible to be voted, and 45,754,202 of those shares were voted in person or by proxy at the Annual Meeting. Shareholders were asked to consider and act upon the following proposals, each of which is described in detail in CIC’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 13, 2021:

•	Proposal No. 1 – the election of two members of the board of directors of CIC to serve until the 2024 annual meeting of shareholders or until their successors are duly elected and qualified;

•	Proposal No. 2 – the approval of five proposals that will collectively amend and restate CIC’s charter to reflect amendments described in the proxy statement, which will become effective upon a future listing of CIC’s outstanding shares of common stock on a national securities exchange (such as the New York Stock Exchange) (a “Listing”), and which will serve to conform more closely certain provisions in CIC’s charter to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange (the “Listing Charter Amendment Proposals”);

•	Proposal No. 3 – the approval of an amended and restated investment advisory agreement between CIC and CION Investment Management, LLC, CIC’s investment adviser, which will become effective upon a future Listing, except, as described in the proxy statement, for the change to the calculation of the incentive fee payable to CIC’s investment adviser such that it is based on net assets rather than “Adjusted Capital”, which will be effective upon obtaining shareholder approval and not upon a Listing (the “Advisory Agreement Amendment Proposal”); and

•	Proposal No. 4 – to authorize flexibility for CIC, with the approval of CIC’s board of directors, to offer and sell shares of common stock at a price below net asset value during the next 12 months following shareholder approval, subject to certain limitations described in the proxy statement (the “Share Issuance Proposal”).

The director nominees listed in CIC’s 2021 proxy statement were elected by CIC’s shareholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for the director nominees are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark Gatto	43,241,044	2,513,158	0
Michael A. Reisner	43,134,131	2,620,071	0

On July 8, 2021, CIC adjourned the Annual Meeting with respect to (i) the Listing Charter Amendment Proposals, (ii) the Advisory Agreement Amendment Proposal and (iii) the Share Issuance Proposal, to permit additional time to solicit shareholder votes for such proposals. The reconvened meeting (the “Reconvened Annual Meeting”) will be held on Monday, August 9, 2021 at 5:00 p.m., Eastern Time, and will be held virtually at www.virtualshareholdermeeting.com/CIC2021. Valid proxies submitted prior to the Annual Meeting will continue to be valid for the Reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Annual Meeting. The record date of May 10, 2021 will remain the same for the Reconvened Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date: July 9, 2021	By:	/s/ Michael A. Reisner
Michael A. Reisner
Co-Chief Executive Officer